Exhibit T3C-3

CONSTELLATION OIL SERVICES HOLDING S.A.,

as Issuer,

the Subsidiary Guarantors from time to time party hereto,

as Subsidiary Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, Paying Agent, Transfer Agent and Registrar

INDENTURE

Dated as of [●], 2019

U.S.$[55,622,928]

10.00% PIK / Cash Senior Secured Fourth Lien Notes due 2024

(i)

Page

ARTICLE 5 SUCCESSORS

(ii)

Page

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER

(iii)

Page

Section 15.08	No Adverse Interpretation of Other Agreements	68
Section 15.09	Successors	68
Section 15.10	Severability	68
Section 15.11	Counterpart Originals	68
Section 15.12	Table of Contents, Headings, etc.	68
Section 15.13	Waiver to Jury Trial	68
Section 15.14	Waiver of Immunity	68
Section 15.15	Consent to Jurisdiction and Service of Process	68

EXHIBITS

(iv)

INDENTURE dated as of [●], 2019, among Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424, the Subsidiary Guarantors from time to time party hereto, as subsidiary guarantors, and Wilmington Trust, National Association, as trustee, transfer agent, paying agent and registrar.

WHEREAS, the Company has duly authorized the creation of its 10.00% PIK / Cash Senior Secured Fourth Lien Notes due 2024 (the “Notes”);

WHEREAS, the Subsidiary Guarantors have duly authorized their respective Note Guarantees for the Notes;

WHEREAS, the issuance of the Notes is being conducted as a part of the Company’s judicial reorganization proceeding, which commenced on December 6, 2018, when the Company and certain subsidiaries jointly filed for judicial reorganization based on Brazilian Bankruptcy Law n. 11.101/2005 before 1st Business Court of the Judicial District of the Capital of the State of Rio de Janeiro (the “RJ Court”);

WHEREAS, the RJ Court approved the restructuring measures provided by the judicial reorganization plan (the “RJ Plan”), including the issuance of the Notes, presented in its judicial reorganization proceeding (the “Brazilian Confirmation Order”);

WHEREAS, U.S. Bankruptcy Court has granted full force and effect to the RJ Plan and the Brazilian Confirmation Order in the United States; and

WHEREAS, all things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of such Company, to make the Note Guarantees the valid and binding obligations of the Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done;

NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or a Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth under Section 4.03 hereof.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meaning.

“Agent” means any Registrar, co-registrar, co-Collateral Trustee, Paying Agent or additional paying agent.

“Alpha Star” means Alpha Star Equities Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Alpha Star Assignment of Insurances” means the assignment of insurances agreement by Alpha Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Alpha Star, including, all rights to receive payments with respect to any claim under each such insurance.

“Alpha Star Drilling Rig” means the Drilling Rig owned by Alpha Star on the Issue Date.

“Alpha Star Mortgage” means a mortgage over the Alpha Star Drilling Rig.

“Alpha Star Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Alpha Star in favor of the Collateral Trustee.

“Amaralina Star” means Amaralina Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Arazi” means Arazi S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated in the Grand Duchy of Luxembourg, with its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B160782.

“Arazi/Lancaster Collateral Agreement” means the agreement relating to, among other things, the assignment of dividends of Arazi under the Assignment of Arazi Dividends Agreement that are pledged to the Collateral Trustee, for the benefit of the Arazi/Lancaster Secured Parties, dated as of the Issue Date, by and among, the Company, the other grantors from time to time party thereto, the Collateral Trustee, and any other representative or agent of each class of the Arazi/Lancaster Secured Parties.

“Arazi/Lancaster Secured Parties” has the meaning provided to the term “Secured Parties” in the Arazi/Lancaster Collateral Agreement.

“Assignment of Arazi Dividends Agreement” means the assignment of dividends agreement or general security agreement by the Company in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all dividends paid to the Company or a direct Subsidiary thereof from Arazi, net of any taxes and retentions.

“Assignment of Charter Agreement Receivables” means an assignment of charter agreement receivables agreement or general security agreement by a Drilling Rig Owner in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all receivables (net of any taxes and retentions) due or payable to the Drilling Rig Owner under the related Encumbered Charter Agreement.

“Authentication Order” has the meaning set forth under Section 2.02 hereof.

“Bankruptcy Law” means articles 437 to 614 of the Luxembourg Commercial Code, the relevant provisions of the Luxembourg Act dated 10 August 1915, as amended, on commercial companies, the relevant provisions of the Luxembourg Civil Code, other proceedings listed at Article 13, items 2 to 12and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time), and the Regulation (EU) No. 2015/848 of 20 May 2015 on insolvency proceedings, the British Virgin Islands bankruptcy law, the Insolvency Act 2003 and the Brazilian law, the Law n. 11.101, as of February, 9th, 2005 (as amended, supplemented or modified from time to time), or any similar foreign law, as applicable, for the relief of debtors.

“Bareboat Charterer” means any Subsidiary of the Company acting as the bareboat charter operator under an Encumbered Charter Agreement.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof; provided that, if such Person has a dual board structure, the term “Board of Directors” shall refer to the board body responsible for the oversight of the business operations of such Person unless the members of such body may be replaced by action taken by the other board body (a “senior board”), in which case the term “Board of Directors” shall refer to the senior board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or an authorized signatory, as applicable, of such Person to have been duly adopted by the Board of Directors of such Person at a meeting of such Board of Directors, by written consent in lieu of such a meeting or otherwise and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Brava Star” means Brava Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3) any warrants, rights or options to purchase or acquire any of the instruments or interests referred to in clause (1) or (2) above, but excluding Indebtedness convertible into equity.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under IFRS, including any refinancing of such obligations that does not increase the aggregate principal amount thereof as of the date of refinancing. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with IFRS.

“Charter Agreement” means any contractual arrangement for the hiring and chartering of a Drilling Rig, including but not limited to intercompany bareboat charters (it being understood that, in the case of the Drilling Rig owned by Olinda Star, the Charter Agreement shall be limited to the intercompany bareboat charter agreement).

“Clearstream” means Clearstream Banking, S.A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means the Initial Collateral, together with any Springing Collateral.

“Collateral Trustee” means Wilmington Trust, National Association, in its capacities as collateral trustee under the Intercreditor Agreement for the benefit of the applicable Secured Parties and as collateral trustee under the Arazi/Lancaster Collateral Agreement for the benefit of the applicable Arazi/Lancaster Secured Parties.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company” means Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 and any and all successors thereto.

“Constellation Overseas” means Constellation Overseas Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Corporate Trust Office of the Trustee” means Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402, or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Holders in accordance with Section 15.01 hereof.

“Covenant Defeasance” has the meaning set forth under Section 8.03 hereof.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Documents” has the meaning set forth in the Intercreditor Agreement.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes.

“Drilling Rig” means any drilling vessel or offshore rig owned by the Company or a Subsidiary thereof.

“Drilling Rig Owner” means Lone Star, Gold Star, Star International and Alpha Star, and after the Springing Security Deadline, Olinda Star.

“DTC” has the meaning set forth under Section 2.03 hereof.

“Encumbered Charter Agreements” means (i) the Charter Agreement for each of Lone Star, Gold Star, Star International and Alpha Star existing on or after the Issue Date, (ii) upon the occurrence of the Springing Security Deadline of Olinda Star, the Charter Agreement for Olinda Star existing on or after such Springing Security Deadline and (iii) any future Charter Agreement entered into for any Drilling Rig acquired after the Issue Date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“EU Country” means any member state of the European Union.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Events of Default” has the meaning set forth under Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by the Company’s senior management will be required.

“FATCA” means (a) section 1471 through 1474 of the Code and any current and future regulations or official interpretations thereof, (b) any treaty, intergovernmental agreement related to sections 1471 to 1474 of the Code, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or official guidance referred to in clause (a) above; (c) and any agreement pursuant to or in connection with the implementation of any law, official guidance or agreement referred to in clauses (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“Fifth Lien” means a fifth-priority perfected security interest in the Collateral, subject to the Intercreditor Agreement.

“Fifth Lien Obligation” means any Obligations secured by a Fifth Lien.

“First Lien” means a first-priority perfected security interest in such Collateral, subject to the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable.

“First Lien Obligation” means any Obligations secured by a First Lien.

“Fourth Lien” means a fourth-priority perfected security interest in such Collateral, subject to the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable.

“Fourth Lien Obligation” means any Obligations secured by a Fourth Lien.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Gold Star” means Gold Star Equities Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Gold Star Assignment of Insurances” means the assignment of insurances agreement by Gold Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Gold Star, including, all rights to receive payments with respect to any claim under each such insurance.

“Gold Star Drilling Rig” means the Drilling Rig owned by Gold Star on the Issue Date.

“Gold Star Mortgage” means a mortgage over the Gold Star Drilling Rig.

“Gold Star Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Gold Star in favor of the Collateral Trustee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Grantor Supplement” means a supplement to the Intercreditor Agreement in substantially the form of Annex I attached to the Intercreditor Agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

provided, that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth under Section 10.01(a) hereto.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means a Person in whose name a Note is registered.

“Hopelake Services” means Hopelake Services Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” means with respect to any Person, without duplication:

(1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person, other than power purchase agreements and fuel supply and transportation agreements that are treated as such;

(4) Purchase Money Indebtedness;

(5) all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (9) below;

(7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person (other than the Capital Stock of such Person), the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Indebtedness so secured;

(8) all obligations under Hedging Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

(a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and

(b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Collateral” means:

(1) No later than 60 days after the Issue Date, the Notes will be secured, in the applicable priority pursuant to the Intercreditor Agreement, by:

(a) the Lone Star Drilling Rig, the Gold Star Drilling Rig, the Alpha Star Drilling Rig and the Star International Drilling Rig pursuant to the applicable mortgage;

(b) subject to subsection (3) below, all rights to receivables (net of any taxes and retentions) of the Drilling Rig Owner under the related Encumbered Charter Agreement existing on the Issue Date, if any, pursuant to the applicable Assignment of Charter Agreement Receivables;

(c) subject to subsection (3) below, the Equity Interests of the Drilling Rig Owner and Bareboat Charterer under the related Encumbered Charter Agreement existing on the Issue Date, if any, pursuant to the applicable pledge agreement;

(d) assignment of insurance receivables of Drilling Rigs owned by each Drilling Rig Owner;

(e) all of the Equity Interests of Snover International, pursuant to the applicable share charge agreement; and

(f) all dividends received by the Company from Arazi, net of any taxes and retentions, pursuant to the Assignment of Arazi Dividends Agreement.

(2) No later than 90 days after entering into an Encumbered Charter Agreement for any Drilling Rig owned by a Drilling Rig Owner, the Notes will be secured, in the applicable priority pursuant to the Intercreditor Agreement, by:

(a) subject to subsection (3) below, all rights to receivables (net of any taxes and retentions) of the Drilling Rig Owner under such Encumbered Charter Agreement, pursuant to the applicable Assignment of Charter Agreement Receivables; and

(b) subject to subsection (3) below, the Equity Interests of the Drilling Rig Owner and Bareboat Charterer under such Encumbered Charter Agreement, pursuant to the applicable pledge agreement.

With respect to any Encumbered Charter Agreement existing on or entered into after the Issue Date for any Drilling Rig that is part of the Initial Collateral, unless Holders of a majority in principal amount of the Participating Notes direct the Trustee not to enter into any deed of quiet enjoyment or other arrangement related to such Encumbered Charter Agreement and requested by the customer of such Encumbered Charter Agreement, the Company and the applicable Subsidiary Guarantor shall have used commercially reasonable efforts to obtain relevant third party consents, to the extent such third party consents are required, to the assignment of the right to receive receivables (net of any taxes and retentions) by such Subsidiary Guarantor under the related Encumbered Charter Agreement, and to the extent the Company and such Subsidiary Guarantor are unable to obtain such third party consents, in lieu of providing such assignment of the right to receive receivables, the Company and such Subsidiary Guarantor shall pledge or caused to be pledged the Equity Interests in the entity owning the applicable Drilling Rig under such Encumbered Charter Agreement for the Collateral Trustee for the benefit of the Holders and any other applicable Secured Party. For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred in the event (i) the Company and the Subsidiary Guarantors are unable to obtain, after using commercially reasonable efforts, such third party consents to the assignment of receivable rights or (ii) Holders of a majority in principal amount of the Participating Notes direct the Trustee not to enter into any deed of quiet enjoyment or other arrangement related to such Encumbered Charter Agreement and requested by such third party.

“Initial Notes” means the U.S.$[55,622,928] in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Security Documents” means (i) the Lone Star Mortgage, the Gold Star Mortgage, the Alpha Star Mortgage, the Star International Mortgage, the Lone Star Assignment of Insurances, the Gold Star Assignment of Insurances, the Alpha Star Assignment of Insurances, the Star International Assignment of Insurances, (ii) to the extent required under the definition of “Initial Collateral”, with respect to any Encumbered Charter Agreement, the applicable share charge agreement for the Drilling Rig Owner and Bareboat Charterer or the applicable Assignment of Charter Agreement Receivables, and (iii) the Snover Share Charge Agreement and the Assignment of Arazi Dividends Agreement.

“Intercreditor Agreement” means the intercreditor agreement, substantially in the form attached as Exhibit E, by and among, the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as Collateral Trustee, and, from time to time, any other representative or agent of each class of the Secured Parties.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Instructing Creditors” has the meaning set forth in the Intercreditor Agreement.

“Issue Date” means the first date of issuance of Notes under this Indenture.

“Issuer Substitution Documents” has the meaning set forth under Section 12.01(1) hereof.

“Judgment Currency” has the meaning set forth under Section 7.07 hereof.

“Laguna Star” means Laguna Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Legal Defeasance” has the meaning set forth under Section 8.02 hereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Luxembourg, São Paulo, Brazil, Rio de Janeiro, Brazil or the British Virgin Islands or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Lone Star” means Lone Star Offshore Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Lone Star Assignment of Insurances” means the assignment of insurances agreement by Lone Star in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Lone Star, including, all rights to receive payments with respect to any claim under each such insurance.

“Lone Star Drilling Rig” means the Drilling Rig owned by Lone Star on the Issue Date.

“Lone Star Mortgage” means a mortgage over the Lone Star Drilling Rig.

“Lone Star Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Lone Star in favor of the Collateral Trustee.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantees” has the meaning set forth under Section 10.01(a) hereof.

“Notes” means the Initial Notes and any PIK Notes issued pursuant to this Indenture, in each case, in the form set forth in Exhibit A. Unless the context otherwise requires, for all purposes under this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any Security Document, (i) references to the Notes include any PIK Notes and (ii) references to “principal amount” of Notes include any increase in the principal amount of outstanding Notes (including PIK Notes) as a result of a payment of PIK Interest.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, post-petition Interest), premium, Additional Amounts, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, the Indenture.

“Obligor” on the Notes means the Company and any successor obligor upon the Notes.

“Officer” means the Chairman of the Board (if an executive), Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer, General Counsel, Chief Accounting Officer, the Treasurer, the Controller, any Vice President, any director or any Secretary of the Company or any other authorized signatory if authorized by resolution of the Board of Directors of the Company.

“Officer’s Certificate” means a certificate signed by an Officer.

“Olinda Star” means Olinda Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Opinion of Counsel” means a written opinion of counsel signed by legal counsel and delivered to the Trustee, who may be an employee of or counsel for the Company (except as otherwise provided in this Indenture), and who shall be reasonably acceptable to the Trustee, containing customary exceptions and qualifications and which shall not be at the expense of the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Notes” means the notes issued by the Company on the Issue Date, consisting of 10.00% PIK / Cash Senior Secured First Lien Tranche due 2024, 10.00% PIK / Cash Senior Secured Second Lien Tranche due 2024 and 10.00% PIK / Cash Senior Secured Third Lien Tranche due 2024.

“Paying Agent” has the meaning set forth under Section 2.03 hereof.

“Payor” has the meaning set forth under Section 4.03 hereof.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“PIK Interest” means interest on the Notes payable by increasing the principal amount of the Notes or by issuing PIK Notes.

“PIK Notes” means additional Notes issued under this Indenture on the same terms and conditions as the Notes issued on the Issue Date in connection with PIK Interest. For the avoidance of doubt, the term “PIK Notes” shall not include any increases to the principal amount of the outstanding Global Notes as a result of a payment of PIK Interest.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Priority Lien” means a super-first-priority perfected security interest on all or a portion of the Collateral, subject to the Intercreditor Agreement.

“Priority Lien Obligation” means any Obligations secured by a Priority Lien.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Indebtedness” means all obligations of a Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement due more than six months after such property is acquired and excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registrar” has the meaning set forth under Section 2.03 hereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Relevant Taxing Jurisdiction” has the meaning set forth under Section 4.03 hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien” means a second-priority perfected security interest in such Collateral, subject to the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable.

“Second Lien Obligation” means any Obligations secured by a Second Lien.

“Secured Parties” has the meaning set forth in the Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Initial Security Documents and any Springing Security Documents.

“Snover International” means Snover International Inc., a company limited by shares incorporated under the laws of the British Virgin Islands.

“Snover Share Charge Agreement” means the share charge agreement, whereby Constellation Overseas will grant a security interest in the shares issued by Snover International in favor of the Collateral Trustee.

“Springing Collateral” means:

(1) No later than 45 days after the Springing Security Deadline for Olinda Star, the Company will cause Olinda Star to do or cause to be done all acts and things that may be required by applicable law to assure and confirm that the Collateral Trustee holds, for the benefit of the Holders and any other applicable Secured Party, duly created and enforceable and perfected Liens with respect to Olinda Star, in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreement and the Security Documents, upon:

(a) any Drilling Rig held by Olinda Star or a Subsidiary thereof;

(b) the Equity Interests of Olinda Star pursuant to a pledge agreement; and

(c) assignment of insurance receivables of Drilling Rigs owned by Olinda Star;

provided, however, that in the case any competent real estate registry office presents any request for documents or other requirements in accordance with applicable law, such period may be extended once for 30 days so long as the Company furnishes to the Trustee and Collateral Trustee an Officer’s Certificate stating that it is in compliance with the requirements made by such real estate registry office.

“Springing Security Deadline” means, with respect to Olinda Star, the date on which Olinda Star guarantees the Company’s Obligations under the Participating Notes.

“Springing Security Documents” means, with respect to Olinda Star, any one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of covenants, assignments of earnings and insurances, share pledges, share charges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company, the grantors or any other obligor under the Indenture or other Debt Document, to be entered into on the Springing Security Deadline for Olinda Star, creating, or purporting to create, a Lien upon all or a portion of the Collateral in favor of the Collateral Trustee for the benefit of the Holders of Notes, in each case as amended, renewed or replaced, in whole or part, from time to time, in accordance with its terms.

“Star International” means Star International Drilling Limited, an exempted company incorporated under the laws of the Cayman Islands.

“Star International Assignment of Insurances” means the assignment of insurances agreement by Star International in favor of the Collateral Trustee, granting a security interest in all rights, title, interest and benefits in all insurance for Star International, including, all rights to receive payments with respect to any claim under each such insurance.

“Star International Drilling Rig” means the Drilling Rig owned by Star International on the Issue Date.

“Star International Mortgage” means a mortgage over the Star International Drilling Rig.

“Star International Share Charge Agreement” means the share charge agreement, whereby Hopelake Services will grant a security interest in the shares issued by Star International in favor of the Collateral Trustee.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any Person the account of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date.

“Subsidiary Guarantors” means, on the Issue Date, Constellation Overseas, Arazi, Lone Star, Gold Star, Alpha Star, Snover International, Star International and Hopelake Services, and thereafter (i) following the Springing Security Deadline for Olinda Star, Olinda Star, and (ii) each Subsidiary of the Company that provides a Note Guarantee.

“Substituted Debtor” has the meaning set forth under Section 12.01 hereof.

“Surviving Entity” has the meaning set forth under Section 5.01(a)(2) hereof.

“Taxes” has the meaning set forth under Section 4.03 hereof.

“Third Lien” means a third-priority perfected security interest in such Collateral, subject to the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable.

“Third Lien Obligation” means any Obligations secured by a Third Lien.

“TIA” means the Trust Indenture Act of 1939 as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect from time to time.

“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Wholly-owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is directly or indirectly owned by the Company or another Wholly-owned Subsidiary.

Section 1.02 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.03 Luxembourg Terms.

Words in the English language used in this Indenture to describe Luxembourg law concepts only intends to describe such concepts and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

Without prejudice to the generality of any provision of this Indenture, in this Indenture, where it relates to the Company, or Arazi, a reference to (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (g) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (h) a director or a manager includes an administrateur or a gérant.

Section 1.04 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

ARTICLE 2
THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will each be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. Subject to the issuance of PIK Notes as described herein, the Notes shall be in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1.00 in excess thereof; provided that after a payment of PIK Interest, the Notes shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof. The Initial Notes (including any increase in the principal amount of the Notes as a result of a payment of PIK Interest) and any PIK Notes subsequently issued under this Indenture will be treated as a single class for all purposes hereunder, including, without limitation, waivers, amendments, redemptions and offers to purchase, and under the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents.

The Notes shall be fully and unconditionally guaranteed by the Subsidiary Guarantors in accordance with Article 10. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, and the Holders by their acceptance of the Notes, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

Two Officers must sign the Notes for the Company by manual, facsimile or electronic (including “.pdf”) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate (i) Notes for original issue that may be validly issued under this Indenture up to the aggregate principal amount of the Initial Notes, and (ii) subject to the terms of this Indenture, any PIK Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. Such Authentication Orders shall specify the principal amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, the number of separate Notes certificates to be authenticated, the registered Holder of each such Note and delivery instructions.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Transfer Agent and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money and PIK Notes in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes (and increase the principal amount of the Notes to pay any PIK Interest pursuant to a written direction delivered to the Trustee specifying the increase in the Global Note or issue PIK Notes to pay any PIK Interest pursuant to an Authentication Order with respect to the PIK Note amount to be issued on the applicable interest payment date, when so becoming due), and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee of all amounts that it is obligated to pay, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Notes shall be exchanged by the Company for Definitive Notes only in the following limited circumstances:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act at a time when it is required to be so registered in order to act as depository, and in each case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

(i) If a Rule 144A Note:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE COMPANY.”

(ii) if a Regulation S Global Note:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. HOLDERS MAY OBTAIN THE ISSUE PRICE, TOTAL AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY BY CONTACTING THE COMPANY.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.04 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder represented by the Global Note for all purposes under this Indenture. Owners of beneficial interests in respect of a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Definitive Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder, except as provided under Section 15.02 hereof. Accordingly, each Holder owning a beneficial interest in respect of a Global Note must rely on the procedures of the Depositary and, if such Holder is not a participant or an indirect participant, on the procedures of the participant through which such Holder owns its interest, to exercise any rights of a Holder of Notes under this Indenture or such Global Note.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically by “.pdf.”

(9) The Trustee shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, Applicable Procedures or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Definitive Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss or liability that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or an Affiliate of the Company shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in accordance with its customary procedures. Certification of disposal of such Notes will be delivered to the Company upon its written request therefor. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 CUSIP/ISIN Numbers.

The Company in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 2.13 Payment of Interest; Issuance of PIK Notes.

(a) On each interest payment date for such Notes, the Company shall pay scheduled payments of interest on the Notes (1) in cash and/or (2) by increasing the principal amount of the Notes outstanding or, with respect to Notes represented by certificated Notes, by issuing PIK Notes, as set forth in this Indenture and the Notes.

(b) Any subsequent issue of PIK Notes will be secured, equally and ratably, with the Notes. At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee, and the Trustee, at the written direction of the Company, will record such increase in such Global Note and (y) with respect to Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of any outstanding Global Notes as a result of a payment of PIK Interest, such Global Note will bear interest on such increased principal amount from and after the date of such payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Notes issued pursuant to a payment of PIK Interest will be governed by, and subject to the terms, provisions and conditions of, the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents and shall have the same rights and benefits as the Notes issued on the date of the Indenture. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

Section 2.14 Calculation of Principal Amount of Notes.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding (including any outstanding PIK Notes and any increased principal amounts as a result of any payment of PIK Interest) at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence and Section 2.08. Any such calculation made pursuant to this Section 2.14 shall be made by the Company (or an agent thereof) and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

In the event that less than all of the Notes are to be redeemed or purchased at any time, selection of Notes for redemption shall be made (i) in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed and any applicable depository procedures, (ii) by lot or such other similar method in accordance with the applicable procedures of DTC (if the Notes are global notes), or (iii) if there are no such requirements of such exchange or the Notes are not then listed on a national securities exchange or DTC, on a pro rata basis by lot or by such other method the Trustee deems fair and reasonable. No Notes of a principal amount of U.S.$2,000 or less may be redeemed in part, and if notes are redeemed in part, the remaining outstanding amount must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1.00 (or if a payment of PIK Interest has been made, the Notes shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof).

The Trustee shall promptly (and in any event, within 5 Business Days) notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before the redemption date, the Company shall mail or cause to be mailed, by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 14 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) the CUSIP number, together with a statement that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, or such shorter period agreed to by the Company and the Trustee, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price together with accrued and unpaid interest thereon through the date of redemption. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

At or before the close of business one Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest (including accrued and unpaid PIK Interest which for the avoidance of doubt shall be paid in cash) on all Notes to be redeemed or purchased on that date (including any PIK Notes or any increased principal amount of Notes sufficient to pay PIK Interest other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation). The Trustee or the Paying Agent will promptly return to the Company, after the applicable redemption or purchase date, any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including PIK Interest) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. Upon redemption or purchase of any Notes by the Company, such redeemed or purchased Notes will be cancelled.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, subject to the minimum denomination set forth in Section 2.01 hereof.

Section 3.07 Optional Redemption.

(a) Optional Redemption. At any time, and from time to time, the Company may redeem the Notes, at its option, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest) due thereon up to, but excluding, the date of redemption.

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Repurchase.

The Company or any of its Affiliates may at any time purchase Notes at any price or prices in the open market or otherwise. Notes redeemed pursuant to the terms of this Indenture or so purchased may be held or resold, at the Company or any of its Affiliates’ discretion, until surrendered to the Trustee for cancellation.

ARTICLE 4
COVENANTS

Section 4.01 Payment of Notes.

(a) The Company will pay or cause to be paid the principal of, premium, if any, and cash interest and increase the principal amount of the Notes or issue PIK Notes to pay the PIK Interest, on the dates and in the manner provided in the Notes. The Subsidiary Guarantor(s) will pay or cause to be paid any amounts owed by it under its Note Guarantee in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest (including cash interest and any PIK Notes or any increased principal amount of Notes sufficient to pay all PIK Interest on the Notes) will be considered paid on the date due if (i) the Paying Agent, if other than the Company or a Subsidiary thereof, holds at or before the close of business one Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and cash interest then due and (ii) the Trustee has received delivery of an Authentication Order on or prior to the date the payment is due of any PIK Notes to be authenticated and delivered or written direction as provided in Section 2.13(b) for any increased principal amount of the applicable Global Notes sufficient to pay all PIK Interest then due.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 hereof, where Notes may be surrendered for registration of transfer or for exchange. If such office or agency is other than an office of the Trustee or an Affiliate of the Trustee, the Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders, may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency of which the Company is aware.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Additional Amounts.

All payments made by or on behalf of the Company, the Subsidiary Guarantors or any successor thereto (each, a “Payor”) under, or with respect to, the Notes or the Note Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed, levied, collected or assessed by or on behalf of (1) the Grand Duchy of Luxembourg or any political subdivision or governmental authority thereof or therein having power to tax, (2) any jurisdiction from or through which payment on the Notes or the Note Guarantees is made by or on behalf of the Payor, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which a Payor is organized, resident or deemed to be doing business, or any political subdivision or governmental authority thereof or therein having the power to tax (each jurisdiction described in clauses (1), (2) and (3), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof.

If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or the Note Guarantees including payments of principal, premium, if any, redemption price or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts in respect of such payments received by each Holder, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, limited liability company, partnership or corporation) and the Relevant Taxing Jurisdiction (other than the receipt of such payment or the acquisition or ownership of such Note or enforcement of rights thereunder);

(2) any estate, inheritance, gift, sales, excise, transfer or personal property tax;

(3) any Taxes which are imposed, payable or due because the Notes are presented (where presentation is required) for payment more than 30 days after the date such payment was due and payable or was provided for, whichever is later, except for Additional Amounts with respect to Taxes that would have been imposed had the Holder presented the Note for payment on the last day of such 30-day period;

(4) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of a Note to comply, at our written request, with certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection of the Holder or such beneficial owner with the Relevant Taxing Jurisdiction or to make, at our written request, any other claim or filing for exemption to which it is entitled if (a) such compliance, making a claim or filing for exemption is required or imposed by a statute, treaty or regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes, (b) the Payor has given the Holder or the beneficial owner at least 30 days’ notice that the Holder or beneficial owner will be required to provide such certification, identification, documentation or other reporting requirement, and (c) the provision of any certification, identification, information, documentation or other reporting requirement would not be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as U.S. Internal Revenue Service Forms W-8BEN-E and W-9);

(5) any withholding or deduction that is required to be made pursuant to the Luxembourg law of 23 December 2005, as amended;

(6) any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Note to another available paying agent of the Payor in a EU Country; or

(7) any combination of the above.

Also such Additional Amounts will not be payable with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Note directly.

The Payor will (1) make any required withholding or deduction and (2) except as expressly provided below, remit the full amount deducted or withheld to the applicable taxing authority in the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will provide to the Trustee certified copies of tax receipts or, if such tax receipts are not reasonably available, such other documentation to the Trustee evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will attach to such documentation a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the Notes or the Note Guarantees, as applicable, and (y) the amount of such withholding Taxes paid per U.S. dollar principal amount of the Notes.

If the Payor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the Note Guarantees, the Payor will deliver to the Trustee and deliver notice to the Holders, at least five Business Days prior to the relevant payment date, an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and the applicable record date and will set forth such other information necessary to enable the Trustee and Paying Agent to pay such Additional Amounts to Holders of Notes on the payment date. Each such Officer’s Certificate shall be relied upon by the Trustee and Paying Agent without further inquiry until receipt of a further Officer’s Certificate addressing such matters.

The Payor will pay any stamp, issue, registration, documentary, excise, property or other similar taxes and other duties (including interest and penalties) imposed by any Relevant Taxing Jurisdiction payable in respect of the creation, issue, offering, execution or performance of the Notes, this Indenture, the Note Guarantees or any documentation with respect thereto and any such taxes, charges or duties imposed by any jurisdiction with respect to the enforcement of the Notes following the occurrence and during the continuance of any Default. The Company will agree to reimburse each of the Trustee, the paying agents and the Holders of the Notes for any such amounts paid (and reasonably documented) by the Trustee, the paying agents or such Holders; except where any such amounts arise or are due in relation to the registration of the Notes, this Indenture, the Note Guarantees or any documentation with respect hereto or referred to therein, where such registration is made on a purely voluntary basis by the Trustee, the paying agents or such Holders (i.e., where such registration is not necessary for the perfection, protection or enforcement of their rights in respect of the Notes, this Indenture, the Note Guarantees or any documentation with respect hereto).

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Whenever in this Indenture there is mentioned, in any context, (1) the payment of principal, premium, if any, or interest, (2) redemption prices or purchase prices in connection with the redemption or purchase of Notes or (3) any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, deducted or withholding Taxes are, were or would be payable in respect thereof.

Notwithstanding anything herein, if any withholding or deduction for Taxes is imposed with respect to any payment on the Notes pursuant to FATCA, then (i) the Company, the Subsidiary Guarantors, any paying agent or any other person acting on their behalf shall be entitled to make such deduction or withholding, and (ii) none of the Company, the Subsidiary Guarantors, any paying agent or any other person acting on their behalf will have any obligation to pay any Additional Amounts with respect to any such withholding or deductions imposed pursuant to FATCA.

Section 4.04 Currency Indemnity.

The Company and the Subsidiary Guarantors will pay all sums payable under this Indenture, the Notes or the Note Guarantees solely in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars in respect of any sum expressed to be due to the Trustee or any Holder from the Company or the Subsidiary Guarantors will only constitute a discharge of the Company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which it is possible to do so. If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify the recipient against any loss sustained by it as a result. In any event, the Company or the Subsidiary Guarantors will indemnify the recipient against the cost of making any purchase of U.S. dollars.

For the purposes of this Section 4.04, it will be sufficient for a Holder or the Trustee to certify (with reasonable documentation) in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which it would have been practicable, and to certify in a satisfactory manner the need for a change of the purchase date.

These indemnities (1) constitute a separate and independent obligation from the other obligations of the Company and the Subsidiary Guarantors, (2) will give rise to a separate and independent cause of action, (3) will apply irrespective of any indulgence granted by any Holder, and (4) will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 4.05 Springing Collateral

Within 45 days of the occurrence of the Springing Security Deadline for Olinda Star, the Company and Olinda Star shall cause the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party) to have valid and perfected fourth-priority Liens on the Springing Collateral, the Notes in accordance with the terms of the Intercreditor Agreement. In addition, the Company and Olinda Star shall within 45 days of the occurrence of the Springing Security Deadline for Olinda Star:

(a) enter into each of the Grantor Supplement, the Springing Security Documents and any amendments or supplements to the other Security Documents necessary in order to cause the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party) to have valid and perfected fourth-priority Liens on the Springing Collateral, subject to Permitted Liens;

(b) do, execute, acknowledge, deliver, record, file and register, as applicable, any and all acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required so that, on or prior to the Springing Security Deadline, the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party) shall have valid and perfected fourth-priority Liens on the Springing Collateral, subject to Permitted Liens;

(c) take such further action and execute and deliver such other documents specified in the Indenture, the Intercreditor Agreement or the Security Documents or as otherwise may be reasonably requested by the Trustee or Collateral Trustee to give effect to the foregoing; and

(d) deliver to the Trustee and the Collateral Trustee an Opinion of Counsel that (i) such Springing Security Documents, the joinder to the Intercreditor Agreement and any other documents required to be delivered have been duly authorized and executed by the Company and the Springing Subsidiary Guarantors and constitute legal, valid, binding and enforceable obligations of the Company and the Springing Subsidiary Guarantors, subject to customary qualifications and limitations, and (ii) the Springing Security Documents and the other documents entered into pursuant to this Section 4.05 create valid and enforceable Liens on the Springing Collateral covered thereby, subject to Permitted Liens and customary qualifications and limitations.

Section 4.06 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 135 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has complied with its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Securities are outstanding, the Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default, as promptly as practicable (and in any event within 5 Business Days) written notice of any event that constitutes a Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Subsidiaries) to any Person unless:

(a) either:

(1) the Company shall be the surviving or continuing corporation, or

(2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

(A) shall be an entity organized or incorporated, as applicable, and validly existing under the laws of (i) the Grand Duchy of Luxembourg, (ii) the United States of America, any State thereof or the District of Columbia, (iii) the Federative Republic of Brazil, (iv) the British Virgin Islands, (v) Panama or (vi) any country which is a member country of the Organization for Economic Co-Operation and Development, and

(B) shall expressly assume, by supplemental indenture all of the obligations of the Company under this Indenture and the Notes; and

(b) the Company or the Surviving Entity has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

A Subsidiary Guarantor (other than a Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and this Indenture) will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not such Subsidiary Guarantor is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Subsidiary Guarantor (determined on a consolidated basis for such Subsidiary Guarantor and its Subsidiaries), to any Person unless:

(1) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor) shall expressly assume all of the obligations of such Subsidiary Guarantor under its Note Guarantee; and

(2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(A) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing.

The provisions of this Section 5.01 will not apply to any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of properties and assets, of any Subsidiary to the Company or any Subsidiary Guarantor or any consolidation or merger among Subsidiary Guarantors.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, in which the Company is not the continuing Person, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Surviving Entity and not to the Company), and may exercise, without limitation, every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such. Upon such substitution, the Company will be automatically released from its obligations hereunder.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

The following are “Events of Default”:

(1) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption;

(2) default for 30 days or more in the payment when due of interest or Additional Amounts on any Notes;

(3) the failure to perform or comply with any of the provisions described under Section 5.01 hereof;

(4) except as permitted by this Indenture, any Note Guarantee of a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; provided that the Note Guarantee of a Subsidiary Guarantor becoming unenforceable or invalid as a result of a change in law shall not constitute an Event of Default under this Indenture;

(5) the Company:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a custodian of the Company; or

(C) orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(7) except as expressly permitted by this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents, any of the Security Documents shall for any reason cease to be in full force and effect and such default continues for 30 days or the Company shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable and such default continues for 30 days.

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to an authorized officer of the Trustee with direct responsibility for the administration of this indenture by the Company or any holder.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01 hereof with respect to the Company) shall occur and be continuing and has not been cured or waived, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes, by written notice to the Company with a copy to the Trustee, may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest (including PIK Interest) on all the Notes to be immediately due and payable by notice in writing specifying the Event of Default and that it is a “notice of acceleration.” In the case of an Event of Default specified in clause (5) or (6) of Section 6.01 hereof, the unpaid principal of (and premium, if any) and accrued and unpaid interest (including PIK Interest) on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences by written notice to the Company, if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission will affect any subsequent Default or impair any rights relating thereto.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06 Limitation on Suits.

No Holder of any Notes will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1) a Holder gives to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to pursue the remedy;

(3) such Holders of the Notes provide to the Trustee indemnity and/or security satisfactory to it against any cost, liability or expense;

(4) the Trustee does not comply within 60 days after receipt of such notice and offer of indemnity and/or security; and

(5) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other Obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and its agents and counsel, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall distribute out the money in the following order:

First. to the Trustee, the Paying Agent, the Registrar, the Transfer Agent and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.13 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Notes and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and shall be protected in acting or refraining from acting upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture (but need not confirm or investigate mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own gross negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be charged with knowledge of any Default or Event of Default hereunder unless a Responsible Officer of the Trustee shall have actual knowledge thereof or have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or any Holder and such notice references the Notes and this Indenture; provided the Trustee shall be deemed to have notice of the failure of the Company to deliver funds.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate or verify any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. No such Officer’s Certificate or Opinion of Counsel shall be at the expense of the Trustee. The Trustee may consult with counsel appointed with due care and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or such opinion of such counsel.

(c) The Trustee may act through its agents, attorneys, custodians and nominees and will not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

(d) The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, costs, liabilities and expenses that might be incurred by it in compliance with such request or direction. The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) In no event shall the Trustee, including in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(i) The Trustee shall have no obligation to invest and reinvest any cash held in any account.

(j) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of its directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement, and each agent, custodian and other Person employed to act hereunder or thereunder and whenever acting in such capacity under any related transaction document, the Trustee and the Collateral Trustee shall enjoy all the same rights, privileges, protections and benefits granted to it hereunder.

(l) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or reasonably adequate indemnity against such risk or liability is not assured to it.

(m) The Trustee shall not have any duty (i) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

(o) The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Subsidiary Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(p) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, if applicable, or other identifying documents to be provided.

(q) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(r) Each of the above described rights (a) through (q) hereof shall inure to the benefit of and be enforceable by the Collateral Trustee hereunder and under the Security Documents and Intercreditor Agreement.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee or the Collateral Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof and is subject to TIA §§ 310(b) and 311.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes (except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes upon the receipt of an Authentication Order pursuant to Section 2.02 and perform its obligations hereunder), it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent, if other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral nor for monitoring the actions of any other Person, including the Company, with respect to the same.

Delivery of reports, information and documents to the Trustee under Article 4 hereunder is for informational purposes only and the Trustee’s receipt or constructive receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs, is continuing and notice of such Default or Event of Default has been delivered to a Responsible Officer of the Trustee, the Trustee must deliver to each Holder, a notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge or has received written notice of such Default or Event of Default, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after the yearly anniversary of the Issue Date, beginning with the anniversary in 2020, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee and the Collateral Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed to in writing. The Trustee’s and the Collateral Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee and the Collateral Trustee promptly upon written request for all reasonable and documented fees and expenses incurred or made by it in addition to the compensation for its services, except any such fee or expense as may be attributable to the Trustee’s or Collateral Trustee’s gross negligence or willful misconduct. Such expenses will include the reasonable and documented fees and expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee and the Collateral Trustee (both individually and in their capacity as such) and hold each of the foregoing harmless against any and all losses, liabilities, expenses, claims or damages (including reasonable and documented fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable judgment. The Trustee and the Collateral Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee and the Collateral Trustee will, and will cause its officers, directors, employees and agents to, cooperate in the defense. The Trustee and the Collateral Trustee may have separate counsel and the Company will pay the reasonable and documented fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if they assume the Trustee’s and the Collateral Trustee’s defense with counsel reasonably acceptable to and approved by the Trustee and the Collateral Trustee (such consent not to be unreasonably withheld) and there is no conflict of interest between the Company and the Trustee and the Collateral Trustee in connection with such defense. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld, delayed or conditioned. The Company need not make any expense or indemnify against any loss or liability to the extent Incurred by the Trustee or the Collateral Trustee through its gross negligence or willful misconduct.

(c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Collateral Trustee.

(d) To secure the Company’s payment obligations in this Section 7.07, the Trustee and the Collateral Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Collateral Trustee, except that held in trust to distribute principal, premium, if any, and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee and the Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) All indemnities to be paid to the Trustee or the Collateral Trustee under this Indenture shall be payable promptly when due in U.S. dollars in the full amount due, without deduction for any variation in any rate of exchange. The Company agrees to indemnify the Trustee and the Collateral Trustee against any losses incurred by the Trustee and the Collateral Trustee as a result of any judgment or order being given or made for amounts due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Trustee or the Collateral Trustee is then able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Trustee or the Collateral Trustee. The indemnity set forth in this Section 7.07 shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign, upon 30 days written notice to the Company, in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting;

In addition, the Company may remove the Trustee at any time for any reason to the extent the Company has given the Trustee at least five Business Days’ written notice and as long as no Default or Event of Default has occurred and is continuing.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee or Collateral Trustee by Merger, etc..

Any corporation or other entity into which the Trustee or Collateral Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee or Collateral Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee or Collateral Trustee shall be the successor of the Trustee or Collateral Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto. As soon as practicable, the successor Trustee shall mail a notice to the Company and the Holders of Notes informing them of such merger, conversion or consolidation.

Section 7.10 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, on the 91st day after the deposit specified in clause (1) of Section 8.04 hereof, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Amounts) on the Notes when such payments are due;

(2) the Company’s obligations with respect to such Notes under Sections 2.03, 2.07, 2.10 and 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee, the paying agent, the registrar and the transfer agent hereunder and the Company’s and each Subsidiary Guarantor’s obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04 and 4.06 hereof, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof and clause (a)(2)(A) of the first paragraph of Section 5.01 hereof and the second paragraph of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). When the Company is released from its obligations pursuant to Section 8.04, all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees.

For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, and all of the Subsidiary Guarantors will be released from their obligations under the Note Guarantees, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), Section 6.01(4) and Section 6.01(7) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay the principal of, premium, if any, and interest (including an amount of cash equal to all accrued and unpaid PIK Interest) and any Additional Amounts)) on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel from counsel in New York independent of the Company stating that:

(A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel from counsel in New York stating that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to clause (1) of this Section 8.04;

(5) the Company must deliver to the Trustee an Officer’s Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from counsel in New York, each stating that all applicable conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including PIK Interest), but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, from time to time, the Company and the Trustee may amend or supplement this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement, any Security Document or the Notes without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for certificated Notes in addition to or in place of uncertificated Notes;

(3) to comply with Article 5 and/or Article 12 hereof;

(4) to make any change that would provide any additional rights or benefits to Holders or that does not materially and adversely affect the legal rights hereunder of any Holder;

(5) to evidence and provide for the acceptance of an appointment by a successor trustee;

(6) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or add Note Guarantees with respect to the Notes;

(7) (A) to enter into additional or supplemental Security Documents or otherwise add Collateral for or further secure the Notes or any Note Guarantees or any other obligation under this Indenture or (B) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or

(8) to release a Subsidiary Guarantor as provided in this Indenture;

(9) to add any Priority Lien Obligations, First Lien Obligations, Second Lien Obligations, Third Lien Obligations, Fourth Lien Obligations or Fifth Lien Obligations, in each case, to the extent permitted under this Indenture, to the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement on the terms set forth therein, or otherwise in accordance with the terms of this Indenture, any Security Document, the Arazi/Lancaster Collateral Agreement or the Intercreditor Agreement; or

(10) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Section 9.02 With Consent of Holders of Notes.

Except as provided in this Section 9.02, other modifications and amendments of this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement, any Security Document or the Notes may be made with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) issued hereunder, and any existing default or compliance with any provision of this Indenture or the Notes outstanding thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4) waive an Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5) make any Notes payable in a currency or place of payment other than that stated in the Notes;

(6) make any change in provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment; and

(7) make any change in the provisions of this Indenture described under Section 4.03 hereof that adversely affects the rights of any Holder.

Notwithstanding anything herein to the contrary, without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents.

Upon the request of the Company accompanied by an Officer’s Certificate authorizing the execution of any such amended or supplemental indenture pursuant to this Section 9.02 or Section 9.01 hereof, and upon the filing with the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture. In connection with executing an amendment pursuant to this Section 9.02 or Section 9.01 hereof, the Trustee will be entitled to rely on evidence provided, including solely on an Opinion of Counsel and Officer’s Certificate.

The consent of the Holders of Notes is not necessary to approve the particular form of any proposed amendment, supplement or waiver under this Section 9.02 or Section 9.01 hereof. It is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 or Section 9.01 hereof becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be the Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, or if required to execute any amendment to a Security Document, the Arazi/Lancaster Collateral Agreement or the Intercreditor Agreement in its capacity as notes agent, in each case, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) be fully protected in relying on, in addition to the documents and Opinion of Counsel described in Section 15.04 hereof, an Opinion of Counsel and Officer’s Certificate stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is valid and binding on the Company in accordance with its terms.

ARTICLE 10
GUARANTEES

Section 10.01 Guarantee.

(a) Each Subsidiary Guarantor hereby fully and unconditionally guarantees (the “Note Guarantees”) on a senior secured basis, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed Obligations”). Upon failure by the Company to pay punctually any such amount, each Subsidiary Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture.

(b) Each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (vi) any change in the ownership of the Company.

(c) Each of the Subsidiary Guarantors further expressly waives irrevocably and unconditionally:

(1) any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) before claiming from it under this Indenture;

(2) any right to which it may be entitled to have the assets of the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Subsidiary Guarantors’ obligations hereunder, prior to any amount being claimed from or paid by any of the Subsidiary Guarantors hereunder; and

(3) any right to which it may be entitled to have claims hereunder divided between the Subsidiary Guarantors.

(d) The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim) or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

(e) Each Subsidiary Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, or reorganization of the Company or otherwise.

(f) If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.02 Limitation on Liability; Termination, Release and Discharge.

(a) The obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as would not render such Subsidiary Guarantor’s obligations subject to avoidance under any applicable laws, including, without limitation, applicable fraudulent conveyance provisions of any such applicable laws, or would not result in a breach or violation by such Subsidiary Guarantor of any provision of any then-existing agreement to which it is party, including any agreements entered into in connection with the acquisition or creation of such Subsidiary Guarantor; provided that such prohibition was not adopted to avoid guaranteeing the Notes.

(b) The Note Guarantee of a Subsidiary Guarantor will terminate and be released upon, and such Subsidiary Guarantor shall be released and relieved of its obligations under its Note Guarantee in the event that:

(1) a sale or other disposition (including by way of consolidation or merger) of all or a portion of the Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company or a sale or disposition (including by way of consolidation or merger) of all or substantially all the assets of such Subsidiary Guarantor otherwise permitted by this Indenture;

(2) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture, as provided under Article 8 and Article 14; or

(3) the liquidation or dissolution of such Subsidiary Guarantor; provided that no Event of Default occurs as a result thereof or has occurred and is continuing;

provided, that the transaction is carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture.

(c) Notwithstanding any other provision of this Indenture, the Notes or the Note Guarantee, the maximum liability of any Subsidiary Guarantor incorporated under the laws of Luxembourg (a “Luxembourg Guarantor”) pursuant to the Note Guarantee described herein shall be limited to an amount equal to the sum of:

(1) an amount equal to the aggregate (without double-counting) of (A) all moneys received by the Luxembourg Guarantor or its direct or indirect present or future Subsidiaries under this Indenture and (B) the aggregate amount directly or indirectly made available to the Luxembourg Guarantor or its direct or indirect present or future Subsidiaries by other members of the Group that has been financed by a borrowing under the Indenture; plus

(2) an amount equal to 95% of the greater of (a) the Luxembourg Guarantor’s own funds (capitaux propres) (the “Own Funds”), as referred to in annex I to the Grand Ducal Regulation, dated December 18, 2015, defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg law, dated December 19, 2002, concerning the trade and companies register and the accounting and annual accounts of undertakings (the “Regulation”) as increased by the amount of any Intra-Group Liabilities, each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts and other relevant documents available to the Trustee on the date hereof or (b) the Luxembourg Guarantor’s Own Funds, as referred to in the Regulation as increased by the amount of any Intra-Group Liabilities, each as reflected in the Luxembourg Guarantor’s latest duly approved annual accounts and other relevant documents available to the Trustee at the time the applicable Note Guarantee under the notes is called.

For the purposes of this clause (c), “Intra-Group Liabilities” means all existing liabilities owed by the Luxembourg Guarantor to the Company or any Subsidiary Guarantor that have not been financed, directly or indirectly, by the proceeds of the Notes.

Where, for the purpose of the above determinations:

(i) no duly established annual accounts are available for the relevant reference period (which will include a situation where, in respect of the determinations to be made above, no final annual accounts have been established in due time in respect of the then most recently ended financial year); or

(ii) the relevant annual accounts do not adequately reflect the status of the Own Funds or the Intra-Group Liabilities as envisaged above; and/or

(iii) the Luxembourg Guarantor has taken corporate or contractual actions having resulted in the increase of its Own Funds and/or its Intra-Group Liabilities since the close of its last financial year; or

(iv) the Intra-Group Liabilities cannot be determined on the basis of the available annual accounts, nor on the basis of the standard chart of accounts of a Luxembourg Guarantor (which the relevant Luxembourg Guarantor undertakes to disclose to the Trustee for such purpose, when required), the Own Funds and the Intra-Group Liabilities will be valued either:

(A) at the fair market value; or

(B) if no such market value has been determined, in accordance with the generally accepted accounting principles in Luxembourg and the relevant provisions of the Regulation.

Section 10.03 Right of Contribution.

Each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Subsidiary Guarantor, if any, in a pro rata amount, based on the net assets of each Subsidiary Guarantor determined in accordance with IFRS. The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 10.04 No Subrogation.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.05 Additional Note Guarantees.

(a) The Company will cause Olinda Star no later than five days after the Springing Security Deadline to:

(1) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which Olinda Star shall, subject to applicable legal limitations, unconditionally guarantee all of the Company’s Obligations under the Notes and this Indenture;

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture has been duly authorized, executed and delivered by Olinda Star and (b) constitutes a valid and legally binding obligation of Olinda Star in accordance with its terms; and

(3) execute and deliver to the Collateral Trustee a Grantor Supplement pursuant to which Olinda Star shall, subject to applicable legal limitations, be subject to the terms of the Intercreditor Agreement.

(b) Notwithstanding the foregoing, Olinda Star shall not be required to execute any such supplemental indenture if the execution or enforcement of such supplemental indenture and the resultant Guarantee thereunder (A) is prohibited by, or in violation of, any applicable law to which Olinda Star is subject or (B) would require a governmental (including regulatory) consent, approval, license or authorization; provided that such violation cannot be prevented or such consent, approval, license or authorization cannot be obtained, as applicable, using commercially reasonable efforts.

For the avoidance of doubt, the failure by Olinda Star to satisfy the requirements set forth in clauses (a)(1) and (a)(2) above due to the limitations set forth in this clause (b) will not be deemed to be a breach of the Company’s or the Olinda Star’s obligations under this Indenture or the Notes or result in a Default or an Event of Default hereunder.

Notwithstanding this Section 10.05(b), if Olinda Star is no longer prevented by applicable law or by any agreement to which it is a party from guaranteeing the Notes, the Company will promptly cause Olinda Star to provide a Note Guarantee in accordance with Section 10.05(a) hereof.

ARTICLE 11
SECURITY

Section 11.01 Security Interest

The due and punctual payment of the principal of, premium (if any), and interest (including PIK Interest) on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), and interest (including PIK Interest) on, the Notes and performance of all other Obligations of the Company and the Subsidiary Guarantors, according to the terms hereunder, the Note Guarantees and under the other Security Documents, are secured as provided herein and in the Security Documents. Each Holder, by its acceptance of any Notes, consents and agrees to the terms of the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement (including, in each case, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, to the ranking of the Liens provided for in the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement, as applicable, that it will take no actions contrary to the provisions of the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, as applicable, and to the appointment of Wilmington Trust, National Association as Trustee under this Indenture and as Collateral Trustee under the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement. Each Holder and the Trustee directs the Collateral Trustee to enter into the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and each Security Document, in each case, as collateral trustee for the Secured Parties or Arazi/Lancaster Secured Parties, as applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. Each Holder directs the Trustee to enter into the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement, as trustee for the Holders, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Subsidiary Guarantors consent and agree to be bound by the terms of the applicable Security Documents, as the same may be in effect from time to time, and agree to perform their respective obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Company hereby agrees that the Collateral Trustee shall hold the Collateral in trust for the benefit of all Secured Parties or Arazi/Lancaster Secured Parties, as applicable, the Collateral Trustee and the Trustee, in each case pursuant to the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement.

Section 11.02 Intercreditor Agreements.

Notwithstanding anything herein to the contrary, the priority of the lien and security interest granted to the Collateral Trustee pursuant to the applicable Security Documents and the exercise of any right or remedy by the Trustee or Collateral Trustee hereunder and thereunder are subject to the provisions of the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement, as applicable. The Company and each Subsidiary Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement to the extent it is a party thereto, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. In the event of any conflict between the terms of the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement on the one hand and this Indenture on the other, with respect to lien priority or rights and remedies in connection with the Collateral, the terms of the Intercreditor Agreement (or, solely in the case of the assignment of dividends of Arazi under the Assignment of Arazi Dividends Agreement, the Arazi/Lancaster Collateral Agreement) shall govern.

Section 11.03 Further Assurances.

(a) The Company shall, and shall cause each Subsidiary Guarantor to, and each such Subsidiary Guarantor shall do or cause to be done all acts and things that may be required by applicable law to assure and confirm that the Collateral Trustee holds, for the benefit of the Notes and any other applicable Secured Party or Arazi/Lancaster Secured Party, as applicable, duly created and enforceable and perfected Liens upon all or a portion of the Collateral (including any property or assets that are acquired or otherwise become, or are required by this Indenture or any Security Document to become, Collateral after the Issue Date), in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably necessary to grant a security interest and Lien to the Collateral Trustee to secure Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents.

(b) The Company and each of the applicable Subsidiary Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required by applicable law, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement or Security Documents for the benefit of the Holders and any other applicable Secured Party or Arazi/Lancaster Secured Party, as applicable.

(c) In addition, the Company and such Subsidiary Guarantor shall:

(1) enter into the Security Documents, a joinder to the Intercreditor Agreement, the the Arazi/Lancaster Collateral Agreement and any amendments or supplements to the other Security Documents necessary in order to cause the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party or Arazi/Lancaster Secured Party, as applicable) to have valid and perfected Liens, with the relevant priority, on the applicable Collateral, subject to Permitted Liens;

(2) do, execute, acknowledge, deliver, record, file and register, as applicable, any and all acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required by applicable law so that the Collateral Trustee (for the benefit of the Trustee, the Holders and any other applicable Secured Party or Arazi/Lancaster Secured Party, as applicable) shall have valid and perfected Liens, with the relevant priority, on the applicable Collateral, subject to Permitted Liens;

(3) take such further action and execute and deliver such other documents specified in the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement or the Security Documents or as otherwise may be required by applicable law to give effect to the foregoing; and

(4) deliver to the Trustee and the Collateral Trustee an Opinion of Counsel that (i) such security documents, the joinder to the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and any other documents required to be delivered have been duly authorized, executed and delivered by the Company and such Subsidiary Guarantor and constitute legal, valid, binding and enforceable obligations of the Company and such Subsidiary Guarantor, subject to customary qualifications and limitations, and (ii) such security documents and the other documents entered into pursuant to this covenant create valid and perfected Liens on the Collateral covered thereby, subject to Permitted Liens and customary qualifications and limitations.

Section 11.04 Impairment of Security Interest.

Neither the Company nor any of Subsidiaries will (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders of Notes with respect to the Collateral, subject to certain limited exceptions, (ii) grant any Person, or permit any Person to retain (other than the Collateral Trustee or any agent for of an applicable Secured Party or Arazi/Lancaster Secured Party, as applicable), any Liens on the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Notes, the Note Guarantees, the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreements, if applicable. The Company and each Subsidiary Guarantor will, at their sole cost and expense, execute and deliver all such agreements and instruments as required by applicable law to more fully or accurately describe the assets intended to be Collateral or the obligations intended to be secured by the Security Documents.

Section 11.05 Maintenance of Collateral.

(a) The Company and the Subsidiary Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted) and to do all other acts as may be reasonably necessary or appropriate to maintain and preserve the Collateral; provided that the foregoing requirement will not prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of Collateral or disposing of Collateral, if such discontinuance or disposal (x) is, in the judgment of the Company, desirable in the conduct of the business of the Company and the Subsidiary Guarantors taken as a whole and (y) is otherwise in compliance with the provisions of this Indenture and the Security Documents. The Company and the Subsidiary Guarantors shall pay all taxes, and maintain in full force and effect all material permits and insurance in amounts that insure against such losses and risks as are reasonable for the type and size of the business conducted by the Company and the Subsidiary Guarantors, if any. The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Company and Subsidiary Guarantors comply with their obligations under this Section 11.05.

(b) To the extent required by the TIA, the Company shall furnish to the Trustee and the Collateral Trustee, upon or promptly after the execution and delivery of this Indenture, an Opinion of Counsel in compliance with TIA §314(b)(1), and on or within one month following the yearly anniversary of the Issue Date, commencing in 2020, an Opinion of Counsel in compliance with TIA §314(b)(2).

Section 11.06 Release of Liens in Respect of Notes.

(a) The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged upon the occurrence of any of the following:

(1) pursuant to the Intercreditor Agreement in connection with the exercise of remedies by the Instructing Creditors in respect of the Shared Collateral or Project Debt Collateral (each, as defined in the Intercreditor Agreement), as applicable, during the continuation of an event of default under the relevant Debt Documents of the Instructing Creditors at such time;

(2) the satisfaction and discharge of this Indenture as set forth in Article 14 hereof;

(3) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions of Article 9 hereof;

(4) the disposition of Assets permitted under this Indenture; or

(5) solely in the case of the assignment of dividends of Arazi under the Assignment of Arazi Dividends Agreement, upon any sale, disposition or transfer of any direct or indirect interest of the Company or its Subsidiaries in a floating production storage and offloading vessel.

(b) The Collateral Trustee shall execute, upon request and at the Company’s expense, any documents, instruments, agreements or filings reasonably requested by the Company to evidence such release of such Collateral; provided that if the Collateral Trustee is required to execute any such documents, instruments, agreements or filings, the Collateral Trustee shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel in connection with any such release stating that all conditions precedent to such release in this Indenture and the Security Documents have been complied with.

Section 11.07 Collateral Trustee.

(a) The Collateral Trustee will hold (directly or through co-trustees or agents), and is directed by each Holder to so hold, and will be entitled to enforce, on behalf of the Holders, all Liens on the Collateral created by the Security Documents for their benefit and the benefit of the other Secured Parties or Arazi/Lancaster Secured Parties, as applicable, subject to the provisions of the Intercreditor Agreement and the Arazi/Lancaster Collateral Agreement, as applicable. Neither the Company nor any of its Affiliates may serve as Collateral Trustee.

(b) Except as provided in the Intercreditor Agreement or the Arazi/Lancaster Collateral Agreement, the Collateral Trustee will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Section 11.08 Co-Collateral Trustee

If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties or the Arazi/Lancaster Secured Parties, as applicable, or the Instructing Creditors shall in writing so request the Collateral Trustee, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Trustee and the Company shall, at the reasonable request of the Collateral Trustee, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee (or the Instructing Creditors, as the case may be) and the Company, either to act as co-Collateral Trustee or co-Collateral Trustees of all or any of the Collateral, jointly with the Collateral Trustee originally named herein or any successor or successors, or to act as separate collateral trustee or collateral trustees of any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Trustee may act under the foregoing provisions of this Section 11.08 without the consent of the Company, and each Holder hereby appoints the Collateral Trustee as its trustee and attorney to act under the foregoing provisions of this Section 11.08 in such case.

ARTICLE 12
SUBSTITUTION OF THE ISSUER

Section 12.01 Substitution of the Issuer.

The Company may, without the consent of any Holder of the Notes, be substituted by any (i) Wholly-owned Subsidiary of the Company or (ii) direct or indirect parent of the Company, of which the Company is a Wholly-owned Subsidiary (in that capacity, the “Substituted Debtor”); provided, that the following conditions are satisfied:

(1) such documents will be executed by the Substituted Debtor, the Company, the Subsidiary Guarantors and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which (i) the Substituted Debtor assumes all of the Company’s payment obligations under the Indenture and the Notes and assumes, jointly and severally with the Company, all of the Company’s other obligations under the Indenture and the Notes; (ii) the Company fully, unconditionally and irrevocably guarantees (the Company thereafter, the “Substituted Guarantor’) in favor of each Holder all of the obligations of the Substituted Debtor under the Indenture and the Notes, including the payment of all sums payable under the Indenture and the Notes by the Substituted Debtor as such principal debtor; and (iii) each Subsidiary Guarantor’s Note Guarantee remains in full force and effect guaranteeing the obligations of the Substituted Debtor and the covenants, events of default and other obligations other than the Substituted Debtor’s payment obligations continue to apply to the Company in respect of the Notes to the same extent such provisions applied prior to such substitution as if no such substitution had occurred, it being the intent that the rights of the Holders in respect of the Notes be unaffected by the substitution (the “Issuer Substitution Documents”);

(2) if the Substituted Debtor is organized in a jurisdiction other than the Grand Duchy of Luxembourg, the Issuer Substitution Documents shall contain a provision (i) to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligations of the Company in respect of the payment of Additional Amounts set forth in Section 4.03 hereof (but including also such other jurisdiction as a Relevant Taxing Jurisdiction); and (ii) to indemnify and hold harmless each Holder and beneficial owner of the Notes against all taxes or duties imposed by the jurisdiction in which the Substituted Debtor is organized and which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such Holder or beneficial owner of the Notes as a result of the substitution and which would not have been so incurred or levied had the substitution not been made;

(3) the Issuer Substitution Documents shall contain a provision that the Substituted Debtor and the Company shall indemnify and hold harmless each Holder and beneficial owner of the Notes against all taxes or duties which are imposed on such Holder or beneficial owner of the Notes by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Notes resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made;

(4) the Company shall deliver, or cause the delivery, to the Trustee of Opinions of Counsel in the United States and in the country of incorporation of the Substituted Debtor as to the validity, legally binding effect and enforceability of the Issuer Substitution Documents, as well as an Officer’s Certificate as to compliance with the provisions described under this Section 12.01 and such information as is necessary for the Trustee to accept the Substituted Debtor under its “know your customer” rules;

(5) the Substituted Debtor shall appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Notes, this Indenture and the Issuer Substitution Documents;

(6) no Event of Default has occurred and is continuing; and

(7) the substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Substitute Issuer and New York.

Section 12.02 Notice.

No later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor will give notice of the completion of such Substitution of the Company to the Holders.

Section 12.03 Deemed Substitution.

Upon the execution of the Issuer Substitution Documents, any substitute guarantees and compliance with the other conditions in this Indenture relating to the substitution, the Substituted Debtor will be deemed to be named in the Notes as the principal debtor in place of the Company, assuming all rights, without limitation, and obligations of the Company, and the Company will be automatically released from its payment obligations as principal debtor under the Notes and this Indenture, but the Company shall continue to provide a Note Guarantee and remain subject to the covenants, events of default and other obligations other than the Substituted Debtor’s payment obligations as principal debtor under the Notes and the Indenture to the same extent as if no substitution had occurred.

ARTICLE 13
[RESERVED]

ARTICLE 14
SATISFACTION AND DISCHARGE

Section 14.01 Satisfaction and Discharge.

This Indenture (other than those provisions which by their express terms survive) will be satisfied and discharged and will cease to be of further effect as to all outstanding Notes issued hereunder, when:

(1) either:

(A) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at the stated date for payment thereof within one year or will be called for redemption within one year, and, in each case, the Company or any Subsidiary has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not thereto for delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(2) the Company or any of its Subsidiaries have paid or caused to be paid all other sums payable under this Indenture and the Notes by it; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 14.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Until such time as the money is applied by the Trustee as described in the preceding sentence, the money shall be held as Government Securities or as cash deposited by the Company.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 14.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 15
MISCELLANEOUS

Section 15.01 Notices.

Any notice or communication by the Company, Guarantors or the Trustee to the others is duly given if in writing, in the English language, and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Attn: Guilherme Ribeiro Vieira Lima / Camilo McAllister

Fax: +352 4967 679851 / +507 66731704

If to the Subsidiary Guarantors:

c/o Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Attn: Guilherme Ribeiro Vieira Lima / Camilo McAllister

Fax: +352 4967 679851 / +507 66731704

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

United States of America

Attn: Constellation Oil Services Holding Administrator

Fax: 1-612-217-5651

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

For Notes which are represented by global certificates held on behalf of a Depository or DTC, notices may be given by delivery of the relevant notices to the Depository or DTC, according to the applicable procedures of such Depository, if any, for communication to entitled holders in substitution for the aforesaid mailing.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication.

Section 15.02 Communication by Holders of Notes with Other Holders of Notes.

Any Holder, or group of Holders or beneficial owners, holding in the aggregate more than 10% in principal amount of outstanding Notes may communicate with other Holders with respect to their rights under this Indenture or the Notes, and may instruct the Trustee to deliver such communications to other Holders.

Section 15.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.04 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no such Officer’s Certificate shall be delivered on the Issue Date in connection with the original issuance of the Initial Notes; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be delivered on the Issue Date in connection with the original issuance of the Initial Notes.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, and may state that it is based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that information with respect to such factual matters is in possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

If giving an Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or certificates of public officials.

Section 15.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.06 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future incorporator, director, officer, employee, shareholder or controlling person of the Company or the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture or the Note Guarantees or for any claims based on, in respect of or by reason of such obligations. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws or under the corporate law of the Grand Duchy of Luxembourg or the British Virgin Islands, and it is the view of the SEC that such a waiver may be contrary to public policy.

Section 15.07 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. THE PROVISIONS RELATING TO, AMONG OTHERS, MEETINGS OF HOLDERS IN ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY IN RESPECT OF THE NOTES. THE COMPANY AND THE SUBSIDIARY GUARANTORS CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN AND HAVE APPOINTED AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO ANY ACTIONS BROUGHT IN THESE COURTS ARISING OUT OF OR BASED ON THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES.

Section 15.08 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.09 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 15.10 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 15.11 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 15.12 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 15.13 Waiver to Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.14 Waiver of Immunity.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect of its obligations hereunder it waives such immunity to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Company agrees that the waivers set forth herein shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

Section 15.15 Consent to Jurisdiction and Service of Process.

(a) Each of the parties hereto hereby irrevocably consents to the jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any court thereof, in respect of actions, suits or proceedings brought against such party as a defendant arising out of or relating to this Indenture, the Notes, the Note Guarantees or any transaction contemplated hereby or thereby (a “Proceeding”), and waives any immunity (to the fullest extent permitted by applicable law) from the jurisdiction of such courts over any Proceeding that may be brought in connection with this Indenture or the Notes and any right to which it may be entitled on account of place of residence or domicile. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that final judgment in any such Proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided, in the case of the Company, that service of process is effected upon the Company in the manner provided by this Indenture.

(b) The Company and the Subsidiary Guarantors agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Notes and the Note Guarantees against the Company and the Subsidiary Guarantors in any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, may be made upon Cogency Global Inc., 10 East 40th Street, 10th floor, New York, New York, 10016, United States, whom the Company and Subsidiary Guarantors irrevocably appoint as their authorized agent for service of process. The Company and the Subsidiary Guarantors represent and warrant that Cogency Global Inc., the Company and the Subsidiary Guarantors’ authorized representative in the United States, has agreed to act as the Company and the Subsidiary Guarantors’ agent for service of process. The Company and the Subsidiary Guarantors agree that such appointment shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company and the Subsidiary Guarantors of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company and the Subsidiary Guarantors further agree to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If Cogency Global Inc. shall cease to act as the agent for service of process for the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States Federal court, in each case, in the Borough of Manhattan, The City of New York, service of process on Cogency Global Inc. as the authorized agent of the Company and the Subsidiary Guarantors for service of process, and written notice of such service to the Company and the Subsidiary Guarantors, shall be deemed, in every respect, effective service of process upon the Company and the Subsidiary Guarantors.

(c) Nothing in this Section 15.15 shall affect the right of any party to serve legal process in any other manner permitted by law.

[Signatures on following page]

CONSTELLATION OIL SERVICES HOLDING S.A., as Company

By:
Name:
Title:

By:
Name:
Title:

CONSTELLATION OVERSEAS LTD., as Subsidiary Guarantor

By:
Name: Signed for and on behalf of Constellation Overseas Ltd. by Michael Pearson
Title: Director

Lone Star Offshore LTD., as Subsidiary Guarantor

By:
Name: Signed for and on behalf of Lone Star Offshore Ltd. by Michael Pearson
Title: Director

Gold Star Equities LTD., as Subsidiary Guarantor

By:
Name: Signed for and on behalf of Gold Star Equities Ltd. by Michael Pearson
Title: Director

Arazi S.à r.l., as Subsidiary Guarantor

By:
Name:
Title:

By:
Name:
Title:

(Signature page to the Non-Participating Notes Indenture)

Snover International Inc., as Subsidiary Guarantor

By:
Name: Signed for and on behalf of Snover International Inc. by Michael Pearson
Title: Director

Star International Drilling LIMITED, as Subsidiary Guarantor

By:
Name: Signed for and on behalf of Star International Drilling Limited by Michael Pearson
Title: Director

ALPHA Star Equities LTD., as Subsidiary Guarantor

By:
Name: Signed for and on behalf of Alpha Star Equities Ltd. by Michael Pearson
Title: Director

Hopelake Services LTD., as Subsidiary Guarantor

By:
Name: Signed for and on behalf of Hopelake Services Ltd. by Michael Pearson
Title: Director

(Signature page to the Non-Participating Notes Indenture)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, Registrar, Transfer Agent and Paying Agent

By:
Name:
Title:

(Signature page to the Non-Participating Notes Indenture)

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert the applicable Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Rule 144A Global Note:] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE COMPANY.

[Regulation S Global Note:] THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

[Insert the following Original Issue Discount Legend:]

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. HOLDERS MAY OBTAIN THE ISSUE PRICE, TOTAL AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY BY CONTACTING THE COMPANY.

[Face of Note]

CUSIP ________
ISIN ________
10.00% PIK / Cash Senior Secured Fourth Lien Notes due 2024
No._____	U.S.$_______

Subject to any decreases or increases in such principal amount as set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto

CONSTELLATION OIL SERVICES HOLDING S.A.

société anonyme

8-10, Avenue de la Gare

L-1610 Luxembourg

R.C.S. Luxembourg: B163424

promises to pay to ______ or registered assigns,

the principal sum of _____________________ DOLLARS on November 9, 2024, subject to any decreases or increases in such principal amount as set forth in Paragraph 1 of the reverse of this Note and the Schedule of Exchanges of Interests in the Global Note attached hereto.

Interest Payment Dates: May 9 and November 9, commencing on November 9, 2019.

Record Dates: April 25 and October 25

Dated: ______________

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

CONSTELLATION OIL SERVICES HOLDING S.A.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
Wilmington Trust, National Association

as Trustee, certifies
that this is one of the Notes referred
to in the Indenture.

By

Authorized Signatory

Dated:

[Reverse of Note]

10.00% PIK/ Cash Senior Secured Fourth Lien Notes due 2024

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 (the “Company”), promises to pay interest on the principal amount of this Note (i) on or prior to November 9, 2021, without the consent of the Holders of the Notes, by increasing the principal amount of the Notes outstanding or, with respect to Notes represented by certificated notes, issuing additional Notes (the “PIK Notes”) for the remaining amount of the interest payment (in each case, “PIK Interest”), at a rate per annum equal to 10.00%, in each case by rounding down to the nearest whole dollar, from the Issue Date to, but excluding, November 9, 2021 and (ii) after November 9, 2021, (A) in cash, at a rate per annum of 7.00% (“Cash Interest”) and (B) without the consent of the Holders of the Notes, by paying PIK Notes or issuing PIK Notes at a rate per annum equal to 3.00%, in each case by rounding down to the nearest whole dollar, from November 9, 2021 until maturity. The Company will pay interest semi-annually in arrears on May 9 and November 9 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [  ]; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 9, 2019. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Accrued and unpaid PIK Interest will be due and payable in cash on November 9, 2024. The amount of Cash Interest and PIK Interest shall be calculated based on the aggregate principal amount of the Notes and the PIK Notes (excluding PIK Interest to be issued on the related Interest Payment Date) outstanding on the related record date provided in this Note. Unless the context requires otherwise, references to the “principal” or “principal amount” of Notes, including for purposes of calculating any redemption price or redemption amount, includes any increase in the principal amount of the Notes as a result of a payment on the PIK Notes.

(2) Method Of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on April 25 and October 25 next preceding the Interest Payment Date even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of Cash Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and Cash Interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee, and the Trustee, at the written direction of the Company, will record such increase in such Global Note and (y) with respect to Notes represented by certificated Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of Holders.

(3) Paying Agent And Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Company issued this Note under an Indenture dated as of [●], 2019 (the “Indenture”) among the Company, the subsidiary guarantors from time to time party thereto and the Trustee. The terms of this Note include those stated in the Indenture. This Note is subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) Optional Redemption.

(a) At any time, and from time to time, the Company may redeem this Note, at its option, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest) due thereon up to, but excluding, the date of redemption.

(6) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to this Notes.

(7) Notice of Redemption. Subject to the provisions of Section 3.08 of the Indenture, notice of redemption will be mailed by first-class mail, postage prepaid (or delivered in accordance with the applicable procedures of DTC) at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than U.S.$2,000 may be redeemed in part but only in whole multiples of U.S.$1.00, unless all of the Notes held by a Holder are to be redeemed; provided that after a payment of PIK Interest, the Notes shall be in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof. If Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

(8) Denominations, Transfer, Exchange. Subject to the issuance of PIK Notes as described herein, the Notes are in registered form without coupons in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1.00 in excess thereof; provided that after a payment of PIK Interest, the Notes shall be in registered form without coupons in minimum denominations of U.S.$1.00 and any integral multiple of U.S.$1.00 in excess thereof.

The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, none of the Company, the Trustee or the Registrar need exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(10) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement, any Security Document or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, to provide for certificated Notes in addition to or in place of uncertificated Notes, to comply with Article 5 and/or Article 12 of the Indenture, to make any change that would provide any additional rights or benefits to Holders or that does not materially and adversely affect the legal rights under the Indenture of any Holder, to evidence and provide for the acceptance of an appointment by a successor trustee, to allow any Subsidiary Guarantor to execute a supplemental indenture and/or add Notes Guarantees with respect to the Notes, to enter into additional or supplemental Security Documents or otherwise add Collateral for or further secure the Notes or any Note Guarantees or any other obligation under the Indenture, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to add any Priority Lien Obligations, First Lien Obligations, Second Lien Obligations, Third Lien Obligations, Fourth Lien Obligations or Fifth Lien Obligations, in each case, to the extent permitted under the Indenture, to the Security Documents, the Arazi/Lancaster Collateral Agreement and the Intercreditor Agreement on the terms set forth therein, or otherwise in accordance with the terms of the Indenture, any Security Document, the Arazi/Lancaster Collateral Agreement or the Intercreditor Agreement, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA. Without the consent of each Holder affected thereby, no amendment or waiver may (with respect to any Notes held by a non-consenting Holder): reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; reduce the rate of or change or have the effect of changing the time for payment of interest, on any Notes; reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor; waive an Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration); make any Notes payable in a currency or place of payment other than that stated in the Notes; make any change in provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment; and make any change in the provisions of the Indenture described under “Additional Amounts” that adversely affects the rights of any Holder. Notwithstanding anything in the Indenture to the contrary, without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents.

(11) Defaults and Remedies. Events of Default include: (i) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption; (ii) default for 30 days or more in the payment when due of interest or Additional Amounts on any Notes; (iii) the failure to perform or comply with any of the provisions described under Section 5.01 of the Indenture; (iv) except as permitted by the Indenture, any Note Guarantee of a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; provided that the Note Guarantee of a Subsidiary Guarantor becoming unenforceable or invalid as a result of a change in law shall not constitute an Event of Default under the Indenture; (v) certain events of bankruptcy described in the Indenture affecting the Company and (vi) except as expressly permitted by the Indenture, the Intercreditor Agreement, the Arazi/Lancaster Collateral Agreement and the Security Documents, any of the Security Documents shall for any reason cease to be in full force and effect and such default continues for 30 days or the Company shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable and such default continues for 30 days. If any Event of Default (other than an Event of Default specified in clause (v) above) shall occur and be continuing and has not been cured or waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” Notwithstanding the foregoing, in the case of an Event of Default specified in clause (v) above, the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

(12) Guarantees. The payment by the Company of the principal of, and premium and interest on, the Notes will be fully and unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors, to the extent set forth in the Indenture.

(13) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others. No past, present or future incorporator, director, officer, employee, shareholder or controlling person of the Company or the Subsidiary Guarantors, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture or the Note Guarantees or for any claims based on, in respect of or by reason of such obligations. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws or under the corporate law of the Grand Duchy of Luxembourg or the British Virgin Islands, and it is the view of the SEC that such a waiver may be contrary to public policy.

(15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTE GUARANTEES AND THIS NOTE. THE PROVISIONS RELATING TO, AMONG OTHERS, MEETINGS OF HOLDERS IN ARTICLES 470-1 TO 470-19 (INCLUSIVE) OF THE LUXEMBOURG ACT DATED AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY IN RESPECT OF THE NOTES.

NOTATION OF NOTE GUARANTEE

For value received, the undersigned hereby, jointly and severally, fully, unconditionally and irrevocably guarantees to the Holder of this Note, the cash payments in United States Dollars of principal and interest on this Note (and including Additional Amounts payable thereon, if any) in the amounts and at the times when due, whether at Stated Maturity, upon acceleration, upon redemption or otherwise, together with interest on the overdue principal and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and conditions of this Note and the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of [●], 2019 (the “Indenture”), among Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 (the “Company”), the subsidiary guarantors from time to time party hereto (including the undersigned), as subsidiary guarantors (the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as trustee, transfer agent, paying agent and registrar.

Payments hereunder shall be made solely and exclusively in United States dollars.

The obligations of the undersigned to the Holders and the Trustee are expressly set forth in Article 10 of the Indenture and reference is hereby made to Article 10 of the Indenture for the precise terms thereof. This Note Guarantee constitutes a direct, general and unconditional secured obligation of the undersigned which will at all times rank senior in right of payment to all other existing and future unsecured senior Indebtedness of the undersigned to the extent of the value of the Collateral; provided that any outstanding amounts due after the foreclosure of the Collateral owed by the Company, the Subsidiary Guarantors or the undersigned will rank equally in right of payment with all other existing and future senior Indebtedness of the undersigned, except for such obligations as may be preferred by mandatory provisions of law.

[Signature Page Follows]

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

By:
Name:
Title:

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

________________________________________________________________________________________________

(Insert assignee’s legal name)

________________________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint__________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date: ___________________

Your Signature: ___________________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

United States of America

Attn: Constellation Oil Services Holding Administrator

Re: 10.00% PIK / Cash Senior Secured Fourth Lien Notes due 2024

Reference is hereby made to the Indenture, dated as of [●], 2019 (the “Indenture”), between Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424, the subsidiary guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee, paying agent, transfer agent and registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______________in such Note[s] or interests (the “Transfer”), to ___________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the 40- day distribution compliance period as defined in Regulation S, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(b) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _____________________

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP__________/ ISIN_________), or

(ii) ☐ Regulation S Global Note (CUSIP_________/ ISIN__________), or

(b) ☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP__________/ ISIN___________), or

(ii) ☐ Regulation S Global Note (CUSIP_________/ ISIN_________), or

(iii) ☐ Unrestricted Global Note (CUSIP__________/ ISIN__________); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Constellation Oil Services Holding S.A.

8-10, Avenue de la Gare

L-1610 Luxembourg

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

United States of America

Attn: Constellation Oil Services Holding Administrator

Re: 10.00% PIK / Cash Senior Secured Fourth Lien Notes due 2024

Reference is hereby made to the Indenture, dated as of [●], 2019 (the “Indenture”), between Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424, the subsidiary guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee, paying agent, transfer agent and registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
FOR NOTE GUARANTEE

This Supplemental Indenture, dated as of [__________] (this “Supplemental Indenture”), among Olinda Star Ltd., a company limited by shares incorporated under the laws of the British Virgin Islands (the “Additional Subsidiary Guarantor”), Constellation Oil Services Holding S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B163424 (together with its successors and assigns, the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Trustee and the Subsidiary Guarantors named therein (each a “Subsidiary Guarantor” and together the “Subsidiary Guarantors”) have heretofore executed and delivered an Indenture, dated as of [●], 2019 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 10.00% PIK / Cash Senior Secured Fourth Lien Notes due 2024 (the “Notes”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1 Agreement to be Bound. The Additional Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Additional Subsidiary Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

ARTICLE III
MISCELLANEOUS

Section 3.1 Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the Additional Subsidiary Guarantor.

Section 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3 Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Sections 15.07, 15.13, 15.14 and 15.15 of the Indenture.

Section 3.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.6 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7 Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.8 The Trustee. The recitals in this Supplemental Indenture are made by the Company and the Additional Subsidiary Guarantor only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Company, or the validity or sufficiency of this Supplemental Indenture and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CONSTELLATION OIL SERVICES HOLDING S.A., as the Company

By:
Name:
Title:

By:
Name:
Title:

OLINDA STAR LTD., as Additional Subsidiary Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, Registrar, Transfer Agent and Paying Agent

By:
Name:
Title:

EXHIBIT E

FORM OF INTERCREDITOR AGREEMENT

[Attached]

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